Exhibit 99.1

Aratana Agrees to Acquire Vet Therapeutics, Inc.

Add Biologics to its Pet Therapeutics Platform

Announces $19.75M Equity Financing and $5M Expansion of Existing Debt Facility

Aratana to Host Conference Call Monday, October 14 at 8:00 a.m. Eastern Time

KANSAS CITY, KS and BOSTON, MA, October 14, 2013 — Aratana Therapeutics, Inc. (Nasdaq: PETX), a biopharmaceutical company focused on the licensing, development and commercialization of innovative medications for pets (pet therapeutics), today announced that it has entered into a merger agreement providing for the strategic acquisition of Vet Therapeutics, Inc., a San Diego-based company with a proprietary antibody-based biologics platform. Under the agreement, Aratana plans to continue to advance the pipeline of high value biologic drugs, including its lymphoma franchise. Importantly, the acquisition of Vet Therapeutics is expected to significantly accelerate Aratana’s pathway toward becoming a commercial-stage pet therapeutics company.

Vet Therapeutics’ canine antibody product intended as an aid for the treatment of canine T-cell lymphoma in dogs has been submitted to the U.S. Department of Agriculture for review. The company’s canine monoclonal antibody intended as an aid for the treatment of B-cell lymphoma in dogs has been granted a conditional license by the USDA. The product is commercialized under a distribution agreement with a large animal health company in certain territories. Beyond these products, Vet Therapeutics’ current pipeline includes biologics for the treatment of other cancers, atopic dermatitis and other immune conditions. After the closing of the acquisition, Geneviève Hansen, Ph.D., founder, President and Chief Scientific Officer of Vet Therapeutics, is expected to become Aratana’s Head of Biologics, and continue to manage Vet Therapeutics, Inc. as a wholly owned subsidiary of Aratana.

Lymphoma is the most common blood cancer in dogs, accounting for an estimated 6% of total dog cancers. With more than 150,000 dogs treated with standard of care chemotherapy per year, it is also the most treated dog cancer in the United States, with treatment costs ranging between $3,500 and $10,000. Vet Therapeutics’ canine-specific monoclonal antibodies for B-cell and T-cell diseases are first-in-class biologic product candidates that have shown potent activity in studies against validated cancer targets.

Steven St. Peter, M.D., President and Chief Executive Officer of Aratana Therapeutics, stated, “Biologics represent an extremely promising new frontier for treating important diseases in pets. We are proud to be expanding our leadership in pet therapeutics by acquiring a leader in pet biologics development, Vet Therapeutics, and expect to offer an even more robust, complementary pet therapeutics pipeline. We are particularly excited about the lead B-cell lymphoma product, as we strongly believe a canine-specific antibody therapy could achieve the same therapeutic success in dogs that Genentech’s Rituxan® has achieved in human lymphoma. After the closing, we look forward to continuing to work with Vet Therapeutics’ large animal health collaborator in bringing canine specific versions of some of the most innovative molecules in biotech for the treatment of Lymphoma to these members of our family.”

“Beyond the product candidates already in development, we believe that the addition of an internal development platform and manufacturing capability for biologics represents an attractive growth opportunity for Aratana that is characterized by fast-to-market, targeted therapies. We view biologics as a valuable complement to our in-licensing strategy for small molecules.”

Dr. Hansen stated, “Aratana has the vision and drive to bring our biologic products to market and the ability to leverage and defend our proprietary antibody platform over the years to come. As we near reaching the market with our lead programs, we are excited to partner with such a committed group to support the development and commercialization of these innovative therapies. As part of Aratana after the closing, we look forward to continuing our work of enhancing the quality of care for pets.”

Aratana also announced that it has entered into a share purchase agreement providing for a $19.75 million private placement of shares of its common stock. The company agreed to issue 1,234,375 shares for a purchase price of $16.00 per share. The financing is expected to close on or prior to October 17, 2013. Pursuant to the share purchase agreement, Aratana agreed to register all of such shares for resale. The investors agreed not to sell any of such shares before the date that is 90 days after the closing date of the Vet Therapeutics acquisition. Aratana also announced a $5 million expansion of its existing venture debt facility with Square 1 Bank to partially fund the acquisition.

Under the terms of the merger agreement for the Vet Therapeutics acquisition, Aratana agreed to pay to Vet Therapeutics’ equity holders at the closing $30 million in cash, issue 625,000 shares of common stock and issue a promissory note for $3 million with a maturity date of December 31, 2014, subject to prepayment in the event of specified equity financings. Aratana also agreed to pay up to $5 million in contingent cash consideration upon the achievement of certain regulatory and manufacturing milestones for the B-cell lymphoma product. The Board of Directors and stockholders of Vet Therapeutics have approved the merger. The closing is subject to other customary closing conditions and is expected to occur on Tuesday, October 15. Upon the closing of the acquisition, Vet Therapeutics will become a wholly owned subsidiary of Aratana, and is expected to continue to operate out of its San Diego location.

We also announced today that Stifel, Nicolaus & Company, Incorporated and Lazard Capital Markets LLC, the lead book-running managing underwriters in the Company’s recent public offering of 6,612,500 shares of common stock, are releasing a lock-up restriction with respect to the shares of the Company’s common stock held by the Company’s officers and directors and each of the other stockholders of the Company who signed a lock-up agreement. The release will take effect at 4:00 p.m., New York City time, on December 9, 2013, and the shares may be sold on or after such time. However, each of the Company’s officers and directors and several other stockholders (representing a total of approximately 14 million shares) have agreed with the Company to a new lock-up restriction for a period of 90 days after the closing of the acquisition of

Vet Therapeutics. As a result, the lock-up restriction from the Company’s initial public offering on approximately 4 million shares will be released at 4:00 p.m., New York City time, on December 9, 2013.

Aratana is also providing the following additional information regarding Vet Therapeutics and the terms of the acquisition, some of which will also be included in a Current Report on Form 8-K expected to be filed with the Securities and Exchange Commission on Tuesday, October 15:

•	Vet Therapeutics has six programs in development, focused on the following indications:

•	B-cell Lymphoma

•	T-cell Lymphoma

•	Diagnostic to support lymphoma phenotyping

•	Mast Cell Tumor

•	Atopic Dermatitis

•	Feline Lymphoma

•	We believe the existing market in the United States for pet oncology treatment is approximately $2 billion based on off-label use of human chemotherapy products. We believe species-specific antibodies represent a large opportunity.

•	Vet Therapeutics believes it has the leading intellectual property estate in pet therapeutics:

•	An issued patent (US Patent No. 8,337,842) related to the speciesization of antibodies; expiration date of 2029. Claims are directed to heterochimeric antibodies, and covers all of Vet Therapeutics’ products. The patent also has claims directed to both canine CD20 & CD52 and a divisional directed to methods of treatment.

•	Filed patents related to antibody constant domain regions and uses thereof which similarly covers all Vet Therapeutics products, and has notice of allowance until 2030.

•	Filed patents that cover canine monoclonal antibodies directed to canine CD20 (at least 2031) and canine CD52 (at least 2031).

•	Unpublished patent applications for pet-specific monoclonal antibodies directed against IL-6 and the Her2 Receptor.

•	A leading proprietary platform, with pet-specific antibodies covering over 85% of pet sequences, including the Fc region, and an effective IgG sequence, which we believe are highly specific, potent, cost-effective and compatible with pet immune systems.

•	Responses seen to date in dogs treated with B-cell Lymphoma product in combination with chemotherapy showed a significant increase in remission time in studies initiated by Board certified veterinary oncologists.

•	Treated dogs received a reduced chemotherapy treatment alone followed by several cycles of antibody therapy alone.

•	Treated dogs had significantly longer remission times when compared to dogs treated only with chemotherapy.

•	T- cell Lymphoma proposed product addresses a significant need in dogs.

•	A study has been conducted wherein dogs were treated with antibody as monotherapy.

•	The primary endpoint (survival) was met and the product was well tolerated.

•	We believe that some of the side effects in humans of Campath (an antibody to human CD52) may not be applicable in canines and are potentially treatable, if seen.

•	Attractive double-digit percentage royalties and low single-digit milestones (in millions of dollars) from a large animal health company for the B-cell Lymphoma product in certain geographies.

•	Aratana sales force will initiate commercialization for the T-cell lymphoma product following its licensure from the USDA, if received (typically, within twelve months of submission).

•	Aratana anticipates hiring a 10-15 person commercial team in 2014 which will be doubled in 2015 in anticipation of a full approval in 2016.

This press release is not an offer or sale of the securities in the United States or in any other jurisdiction where such offer or sale is prohibited. Neither the shares to be issued pursuant to the share purchase agreement, nor the shares to be issued in connection with the merger have been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

Investors and other interested participants may access the conference call by dialing 1-877-870-4263 (U.S.), or 1-412-317-0790 (international). A live audio webcast will be accessible via the Investor Relations section of the Aratana web site, http://aratana.investorroom.com.

A telephonic replay of the call will be available beginning approximately one hour after the conference call ends. Access numbers for this replay are 1-877-344-7529 (U.S./Canada) and 1-412-317-0088 (international); conference ID: 10035489. The webcast replay will remain available in the Investor Relations section of the Aratana web site for 14 days.

JMP Securities LLC acted as financial advisor and Latham & Watkins LLP served as legal counsel to Aratana in the transaction.

About Aratana Therapeutics

Aratana Therapeutics is a biopharmaceutical company focused on the licensing, development and commercialization of innovative medications for pets, or pet therapeutics. Aratana believes that it can leverage the investment in the human biopharmaceutical industry to bring therapeutics to pets in a capital and time efficient manner. Aratana’s strategy is to in-license proprietary compounds from human biopharmaceutical companies and to develop these product candidates into therapeutics specifically for use in pets. Aratana believes the development and commercialization of these therapeutics will permit veterinarians and pet owners to manage pets’ medical needs safely and effectively, resulting in longer and improved quality of life for pets.

About Vet Therapeutics

Vet Therapeutics is developing antibody-based therapies to treat pet cancer and chronic conditions. The company is committed to bringing the same modality of products that constitute the standard of care in humans to animal health by applying world-class science to new products for companion animals. The Vet Therapeutics team has more than 30 years’ experience and a successful track record at developing antibody-based biologics for humans, which is directed towards the development of pet-specific biologics to treat pet cancer and chronic conditions.

Forward-Looking Statements Disclaimer

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including statements regarding our proposed acquisition of Vet Therapeutics; proposed private placement of shares of common stock; expectations regarding the approval of products; the prospects for Vet Therapeutics; expected future cash balance and liquidity; expectations regarding development programs, trials, studies, and approval; expectations regarding in-license initiatives; and expectations regarding the Company’s plans and opportunities.

These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: our limited operating history and expectations of losses for the foreseeable future; our lack of commercial sales; our failure to obtain any necessary additional financing; our substantial dependence on the success of our current compounds, AT-001, AT-002 and AT-003, which are still in development; our inability to identify, license, develop and commercialize additional product candidates; our inability to obtain regulatory approval for our existing or future product candidates; the lack of commercial success of our current or future product candidates; uncertainties regarding the outcomes of studies regarding our products; effects of competition; our failure to attract and keep senior management and key scientific personnel; our complete reliance on third-party manufacturers and third parties to conduct all our target animal studies and certain other development efforts; our lack of a sales organization; our significant costs of operating as a public company; our lack of effective internal control over financial reporting; changes in distribution channels for pet therapeutics; consolidation of our customers; impacts of generic products; unanticipated safety or efficacy concerns; our limited patents and patent rights; our failure to comply with our intellectual property license obligations; our infringement of third party patents and challenges to our patents or rights; our failure to comply with regulatory requirements; our failure to report adverse medical events related to our products; legislative or regulatory changes; the volatility of our stock price; our status as an “emerging growth company,” as defined in the JOBS Act; the potential for dilution if we sell shares of our common stock in future financings; the significant control over our business by our principal stockholders and management; the potential that a significant portion of our total outstanding shares could be sold into the market in the near future; effects of anti-takeover provisions in our charter documents and under Delaware law; and our intention not to pay dividends. These and other important factors discussed under the caption

“Risk Factors” in the Company’s final prospectus filed with the Securities and Exchange Commission, or SEC, on June 27, 2013 relating to its Registration Statement on Form S-1, and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

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Contacts:

Tiberend Strategic Advisors, Inc.

Joshua Drumm, Ph.D. (investors)

jdrumm@tiberend.com; (212) 375-2664

Andrew Mielach (media)

amielach@tiberend.com; (212) 375-2694